AMENDMENT TO EMPLOYMENT AGREEMENT

     Amendment made as of the 1st day of July, 2004, by and between Jerome Dansker ("Dansker") and Intervest Mortgage Corporation (formerly known as Intervest Corporation of New York), a New York corporation (the "Corporation").

     WHEREAS, Dansker and the Corporation are parties to that certain Employment Agreement dated as of July 1, 1995, as amended on August 3, 1998 (the "Original Employment Agreement"), and

     WHEREAS, the parties are desirous of amending the Original Employment Agreement so as to extend the term thereof,

     NOW,  THEREFORE,  the  parties  agree  as  follows:

1. DEFINED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in the Original Employment Agreement.

2. AMENDMENT. Section 4 of the Original Employment Agreement is hereby deleted and the following is substituted in its place: "Term. The term of this
                                                        ----
Employment Agreement (the "Term") shall commence on the effective date and shall expire June 30, 2014, unless terminated by Dansker upon thirty (30) days prior notice (in which case the respective obligations of the parties hereunder shall terminate upon the payment of accrued entitlements and which termination shall not include Dansker's death, disability or retirement)."

3. SCOPE. Except as expressly amended hereby, the Original Employment Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

                                      INTERVEST  MORTGAGE  CORPORATION

                                      /s/ Lowell S. Dansker
                                      By: Lowell S. Dansker
                                      Its: President


                                      /s/ Jerome Dansker
                                      JEROME  DANSKER


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